UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000
Reston, VA 20190
(Address of principal executive offices, including zip code)

(571) 730-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.001 par value	LTBR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2021, the Board of Directors (the “Board”) of Lightbridge Corporation (the “Company”) appointed Mr. Jesse L. Funches as a member of the Board.

Mr. Funches has more than three decades of regulatory experience in the nuclear energy space. Since 2012, Mr. Funches has been an independent consultant providing services related to the nuclear industry, regulatory costs and related issues. From 2008 to 2017, Mr. Funches worked with the Company as a nuclear regulatory expert where he provided strategic advice and assistance to a foreign government regarding the establishment, administration and operations of an effective nuclear regulatory authority tasked with regulating and licensing all nuclear energy activities and civilian use of radioactive materials. From 2007 to 2008, Mr. Funches was a senior consultant at Talisman International, LLC, where he provided consulting services to the U.S. civilian nuclear industry on regulatory costs. Prior to his time at Talisman International, LLC, Mr. Funches served various roles at the U.S. Nuclear Regulatory Commission, including as Chief Financial Officer from 1997 to 2007, Deputy Controller from 1990 to 1997, director in several offices within the U.S. Nuclear Regulatory Commission from 1981 to 1990 and as the assistant to the Chairman and Commissioner of the U.S. Nuclear Regulatory Commission from 1978 to 1981. Before his time at the U.S. Nuclear Regulatory Commission, Mr. Funches served as an analyst in the Office of the Secretary of Defense from 1973 to 1978.

Mr. Funches earned a B.S. in Mathematics from Jackson State University, an M.S. in Applied Mathematics from the University of Illinois, and an M.B.A. from Loyola College.

Mr. Funches has won numerous awards throughout his career. In addition to winning the 2004 Donald L. Scantlebury Memorial Award (the federal government’s highest award for excellence in financial management), Mr. Funches is a three-time recipient of the Presidential Rank Award for Meritorious Senior Executives and a two-time winner of the U.S. Nuclear Regulatory Commission’s Distinguished Service Award. Mr. Funches was also an active member of the Federal Chief Financial Officers Council, a collection of senior-level officials working to improve government-wide financial issues.

There are no arrangements or understandings between Mr. Funches and any other person pursuant to which he was appointed as a director of the Company. Mr. Funches has no family relationship with any of the Company's directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Funches will receive compensation for his services as a director of the Company in accordance with the information presented in the section of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2021, titled “Director Compensation.”

The Board of Directors of the Company has determined that Mr. Funches is “independent” as that term is defined under the NASDAQ listing standards. Mr. Funches will serve as Chairman of the Company’s Audit Committee.

Item 7.01 Regulation FD Disclosure.

On August 6, 2021, the Company issued a press release announcing the appointment of Mr. Funches to the Company’s Board of Directors. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 6, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Dated: August 9, 2021	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

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